QUANTITATIVE GROUP OF FUNDS
55 Old Bedford Road
Lincoln, MA  01773



January 26, 2004



Dear Fund Shareholder:


As of November 3, 2003, PanAgora Asset Management, Inc. ("PanAgora") has been approved to serve as the investment sub-adviser to the Quantitative Emerging Markets Fund (the "Fund").

The next few pages of this package feature more information regarding the addition of PanAgora as the Fund's sub-adviser.

On behalf of the Board of Trustees, I thank you for your continued investment in the Fund. If you have any questions, please call us at
(800) 331-1244.



 Sincerely,



 Willard Umphrey
 President and Chairman

QUANTITATIVE GROUP OF FUNDS
55 Old Bedford Road
Lincoln, MA  01773


INFORMATION STATEMENT

TO SHAREHOLDERS OF THE QUANTITATIVE EMERGING MARKETS FUND

This document is an Information Statement and is being furnished to shareholders of the Quantitative Emerging Markets Fund (the "Fund") in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the "SEC"). The Fund is a non-diversified series of Quantitative Group of Funds (the "Trust"). Quantitative Investment Advisors, Inc. (the "Manager") serves as manager to the Fund and as of November 3, 2003 PanAgora Asset Management, Inc. ("PanAgora"), serves as investment sub-adviser to the Fund. As investment sub-adviser, PanAgora provides the day-to-day management of the Fund's investments, subject to the overall supervision of the Manager.

Under the SEC order, the Manager may enter into new or modified sub-advisory agreements with existing or new investment sub-advisers without approval of the Fund's shareholders, provided that an Information Statement is sent to shareholders of the affected portfolios explaining any changes and disclosing the aggregate fees paid to the sub-advisers as a result of those changes. The Board of Trustees reviews the sub-advisory agreements annually.

This Information Statement will be mailed on or about January 26, 2004, to shareholders of record of the Fund as of November 28, 2003 (the
"Record Date"). The Fund will bear the expenses incurred in connection with preparing this Information Statement. One Information Statement will be delivered to multiple shareholders sharing an address unless the Fund has received contrary instructions from the shareholders. As of the Record Date, 2,224,049.023 Ordinary shares and 285,041.598 Institutional shares of the Fund were issued and outstanding. Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A. As of the Record Date, Willard L. Umphrey owned 1.55% of the outstanding shares of the Fund. No other executive officers or Trustees owned more than 1% of the Fund.


WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.




Appointment of PanAgora Asset Management, Inc.

The Board of Trustees of the Trust, (the "Board"), has approved PanAgora to provide sub-advisory services with respect to the Fund as of November 3, 2003. The Manager continues to oversee the sub-adviser.

No officers or Trustees of the Fund are officers, employees, directors, general partners or shareholders of PanAgora. In addition, since March 31, 2002, the beginning of the Fund's last fiscal year, no Trustee of the Fund has had, directly or indirectly, a material interest, material transaction or material proposed transaction with respect to PanAgora, any parent or subsidiary of PanAgora or any subsidiary of the parent of such entities was or is to be a party.

Prior to November 3, 2003, the Fund was sub-advised by Independence
Investment LLC ("Independence"). On November 3, 2003, Independence agreed to sell to PanAgora the international equity management portion of its business. In connection with this transaction, Independence assigned to PanAgora all agreements related to its international equity management business, including the Fund's then existing sub-advisory agreement with Independence. As a result of this assignment, such sub-advisory agreement was terminated in accordance with the terms of the agreement. In order for PanAgora to assume the sub-advisory responsibilities of the Fund, the Board was required to approve a new sub-advisory agreement between the Manager and PanAgora. On October 20, 2003, the Manager proposed to the Board the appointment of PanAgora as the sub-adviser to the Fund.

As of the date of this Information Statement, the Board last approved the continuation of the prior sub-advisory agreement on April 22, 2003. In determining whether to approve the continuation of the prior sub-advisory agreement, the Board requested, and received from the prior sub-adviser, information that the Board believed to be reasonably necessary to reach their conclusion. The Board carefully evaluated this information and werewas advised by legal counsel to the Fund and by legal counsel to the Independent Trustees with respect to their deliberations.

In considering the prior sub-advisory agreement, the Board of Trustees reviewed numerous factors. The Board first reviewed the Fund's investment performance during the previous year and for all relevant prior periods. Although investment performance was a factor in determining that the prior sub-advisory agreement should be continued, the following factors were also considered by the Board in evaluating the fairness and reasonableness of the compensation to be paid to the prior sub-adviser: (a) services provided under the prior sub-advisory agreement; (b) requirements of the Fund for the services provided by the prior sub-adviser; (c) the quality of the services expected to be provided; (d) fees payable for the services; (e) total expenses of each Fund; (f) the capabilities and financial condition of the prior sub-adviser;
(i) then current economic and industry trends; and (j) the historical relationship between the Fund and prior sub-adviser, as applicable. Based on their review of the information requested and provided, and following extended discussions concerning the same, the Board determined that continuing the prior sub-advisory agreement was consistent with the best interests of the Fund and its shareholders, and the Board unanimously approved the prior sub-advisory agreement for an additional annual period on the basis of the foregoing review and discussions.

In considering the appointment of PanAgora as investment sub-adviser, the Board considered the proposed services to be provided by PanAgora and analyzed the factors it deemed relevant, including the nature, quality and scope of services proposed for the Fund. The Board listened to and evaluated presentations on PanAgora's history, management and the expertise of its staff. The Board reviewed PanAgora's investment approach, organizational structure and the business experience of the professionals running the firm. The Board also reviewed the investment performance of similar portfolios for which PanAgora has provided comparable services. After considering PanAgora's role in the overall investment portfolio of the Fund and discussing PanAgora's screening process for stock selection, the Board reviewed the Manager's expectations of PanAgora and the reasons that the Manager considers PanAgora to be a desirable choice as a sub-adviser. The Board also considered the compensation proposed for PanAgora's services to the Fund, that the sub-adviser fee is paid out of the fees paid to the Manager, and not paid directly by the Fund, and that the sub-advisory agreement was identical in all material respects to that approved by the Board at their April 22, 2003 meeting.


After review of the above factors, the Board, including separately all Board members who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, as amended ("Independent Trustees"), determined that the performance of the advisory team moving to PanAgora and that would continue to advise the portfolio, have been reasonable as compared to its peers and the the fees charged by the sub-adviser are reasonable and that the transaction would be in the best interest of the shareholders of the Fund and accordingly unanimously approved the appointment of PanAgora to serve as investment sub-adviser to the Fund and to provide related advisory services. At the same time, the Board ratified the termination of Independence as a sub-adviser to the Fund.



Description of Existing Management Agreement with the Manager

The Fund's initial shareholders approved an effective overall management and advisory fee level of 0.80% which represented the management fee to be paid to the Manager. The effective overall management and advisory fee level under the current sub-advisory arrangements remains at 0.80%. The Manager will manage, supervise and conduct the affairs and business of the Fund and matters incidental thereto. The Management Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment; and the Agreement shall not be amended as to any Series unless such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Series, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or of the Advisors. The Agreement will continue in effect only if approved annually by a majority of the Board, including a majority of Independent Trustees, or by the vote of the shareholders of a majority of the outstanding shares of the Fund.

Description of the Sub-Advisory Agreement with PanAgora Asset Management, Inc.

The Manager has entered into a sub-advisory agreement (the "Agreement") with PanAgora to manage the day-to-day operations of the Fund and to provide a continuous investment program, including investment research and management for all securities, investments and cash equivalents that are purchased, retained or sold by the Fund. PanAgora is responsible for placing purchase and sell orders for investments and for other related transactions with respect to the Fund and will provide services under the Agreement in accordance with the Fund's investment objective, policies and restrictions and the description of its investment strategy and style. The Agreement does not differ in any material way from the agreement with the Fund's former sub-adviser, Independence, except with respect to the named sub-adviser and the date as discussed below. The management fees paid the by the Fund will not increase as a result of the appointment of PanAgora as the Fund's sub-advisor.

The Agreement became effective on November 3, 2003 and will continue in effect only if approved annually by a majority of the Board, including a majority of Independent Trustees, or by the vote of the shareholders of a majority of the outstanding shares of the Fund.

Under the Agreement, PanAgora receives an annual sub-advisory fee of 0.40% of the Fund's average daily net assets. Such fee is paid from the 0.80% management fee that the Manager receives and thus does not increase the Fund's overall management and advisory fee.

The Agreement will automatically terminate upon its assignment and may be terminated without penalty at any time by the Manager on not less than 30 days' written notice by vote of a majority of the Trustees or by vote of a majority of the outstanding voting securities of the Fund. PanAgora may also terminate the Agreement without penalty upon 150 days' written notice to the Trust.

The Fund's Board is comprised of 75% "non-interested persons" (as defined in the 1940 Act) of the Manager or PanAgora and the Trustees have determined that the change in sub-advisor will not impose an "undue burden" upon the Fund as a result of this assignment or any express or implied terms, conditions, or understandings applicable thereto.

PanAgora Asset Management, Inc.

PanAgora, located at 260 Franklin Street, Boston, Massachusetts 02110, was founded in 1985, organized in 1989 and is privately owned by its principals, Putnam Investments, and Nippon Life Insurance Company in Japan. Headquartered in Boston, the firm manages 11 billion in assets (as of September 30, 2003) for pension plans, endowments, foundations, unions, and financial service providers around the globe. The firm also maintains partnerships in Europe and Asia. David P. Nolan, CFA has primary responsibility for sub-advising the Fund's assets. Mr. Nolan joined PanAgora in 2003 and was previously with Independence Investment LLC from 1989-2003, where he managed the Fund previously along with other emerging markets and developed markets portfolios.

PanAgora invests its portfolio using the firm's Emerging Markets Equity strategy. PanAgora's Emerging Markets Equity strategy invests in equities in emerging markets around the globe. Its goal is to exceed the performance of the MSCI EMF Index, over the long term, within a risk-controlled framework.

The names and principal occupations of the principal executive officers and each director of PanAgora, all located at 260 Franklin Street, Boston, Massachusetts 02110, are listed below.

  Name                           		Title / Principal Occupation
  ----                           		----------------------------
  Brian R. Bruce	          		Director and Head of Equity Investments
  Kevin K. Keady                 		Director and Head of Sales, Marketing
						and Client Service
  Edgar E. Peters                		Chief Investment Officer
  Lawrence F. Pohlman, Ph.D 			Director and Head of Research
  William J. Poutsiaka				Director, President and Chief Executive Officer
  Paul M. Sutton, CFA, CPA			Chief Financial Officer
  Michael H. Turpin CFA, CPA			Chief Operating Officer
  Andreas J. Sauer, Ph.D 	   		Managing Director & Chief Investment Officer, Union Panagora

  Perry J. Vieth, CFA, JD			Director and Head of Fixed Income Investments
  Richard T. Wilk		    		Director, Global Investments
  William G. Zink				Director and Head of Structured Investments

  Steven Spiegel				Director/Vice Chairman of Putnam Investments
  John F. Boneparth	 			Director/Head of International Business, Putnam Investments
  John M. Brown	 				Director/Head of Institutional Management, Putnam Investments
  Irene Esteves	 				Director/Chief Financial Officer, Putnam Investments

  Masahiro Yamada				Director/ Chief Executive officer of Nissay Asset Management
  Kiyoshi Ujihara				Director/Director of Nippon Life Insurance Company
  Yoshikazy Takeda				Director, General Manager for the Americas and Europe
  Toshiyuki Maeda				Director/ General Manager of International Planning & Operations

The Fund paid no commissions to affiliated brokers as of the fiscal year ended March 31, 2003.

General Information

       The Trust is a management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and was organized as a Massachusetts business trust on June 27, 1983. The Trust's principal executive office is located at 55 Old Bedford Road, Lincoln, MA 01773. The principal offices of the principal underwriter of the Fund, U.S. Boston Capital Corporation, are located at 55 Old Bedford Road, Lincoln, MA 01773. The Fund's custodian is State Street Kansas City, located at 801 Pennsylvania Ave., Kansas City, MO 64105. The Fund's counsel is Kirkpatrick & Lockhart LLP, located at 75 State Street, Boston, MA 02109.

YOU MAY OBTAIN AN ADDITIONAL COPY OF THIS INFORMATION STATEMENT OR A COPY OF THE FUND'S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO QUANTITATIVE INVESTMENT ADVISORS AT 55 OLD BEDFORD ROAD, LINCOLN, MA 01773, OR BY CALLING (800) 331-1244.

APPENDIX A

         As of November 28, 2003, the following persons owned of record, or were known to own beneficially, 5% or more of the outstanding shares of the Quantitative Emerging Markets Fund.

Institutional Shares

                                           Owner of Record    Beneficial Owner        Percentage of Shares


Quantitative Group of
Funds; FSI/Funds Serv
Account
55 Old Bedford Road
Lincoln, MA  01773							X		80.96%

Willard L. Umphrey (1)				X					13.66%
10 Florio Drive
Concord, MA  01779

(1) Total percentage includes various personal accounts.


























1